                               10,000,000 Shares

                               U.S. RENTALS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                               February __, 1997


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
SALOMON BROTHERS INC
 As representatives of the
  several U.S. underwriters
  named in Schedule I hereto
 c/o Donaldson, Lufkin & Jenrette Securities Corporation
 277 Park Avenue
 New York, New York 10172

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
 As representatives of the
  several international managers
  named in Schedule II hereto
 c/o Donaldson, Lufkin & Jenrette Securities Corporation
 Jupiter House
 Trinton Court
 14 Finsbury Square
 London EC2A 1BR, England

Dear Sirs:

     U.S. Rentals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 8,000,000 shares of its Common Stock, par value $0.01 per share (the "U.S. Firm Shares"), to the several U.S. underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 2,000,000 shares of its Common Stock, par value $0.01 per share (the "International Shares"), to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International

Shares outside the United States and Canada to persons other than United States and Canadian Persons. The U.S. Firm Shares and the International Shares are hereinafter collectively referred to as the "Firm Shares." Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Donaldson Lufkin & Jenrette Securities Corporation, Merrill Lynch International and Salomon Brothers International Limited shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters."

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,500,000 shares of its Common Stock, par value $0.01 per share (the "Additional Shares"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Shares, which may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages and the section captioned "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock." The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. prospectus and the international prospectus (including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(c) under the Act) in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus."

     2.  Agreements to Sell and Purchase.  On the basis of the representations
         -------------------------------
and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price"), the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto.

     The Company hereby agrees to issue and sell the International Shares to the International Managers named in Schedule II hereto, and each of the International Managers, upon the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the respective number of International Shares set forth opposite the name of such International Manager in Schedule II hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the U.S. Underwriters the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to 1,500,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement; provided, however, that if the U.S. Underwriters exercise their right to purchase the Additional Shares in part on more than one occasion (other than on the Closing Date, as defined below), the U.S. Underwriters shall pay all of the incremental expenses of the Company associated with the closing with respect to each exercise of such right occurring after the first Option Closing Date (as defined below). The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I bears to the total number of U.S. Firm Shares.

     The Company hereby agrees and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each person listed on Annex I hereto, pursuant to which each such person agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's 1997 Performance Award Plan, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security, in each case described in the Prospectus as outstanding or to be outstanding on the Closing Date, and (iii) such person listed on Annex I may transfer shares of Common Stock to one or more charitable organizations, affiliates, members of such person's immediate family, or a trust, the sole beneficiaries of which are members of such person's immediate family or a charitable organization, and such person may pledge shares of Common Stock, in each case if such transferee or pledgee, as the case may be, agrees in writing to be bound by the restrictions set forth in this paragraph.

     3.  Terms of Public Offering.  The Company is advised by you that the
         ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International

Manager hereby makes to and with the Company the representations and agreements of such International Manager contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

     4.  Delivery and Payment.  Delivery to the Underwriters of and payment for
         --------------------
the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") following the date of the initial public offering (the "Closing Date"), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

     Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as the U.S. Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the U.S. Representatives and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer or certified or official bank checks payable in Federal funds to the order of the Company.

     5.  Agreements of the Company.  The Company agrees with you:
         -------------------------

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, six signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

          (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i) During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its

     Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering of the Shares, (vi) the listing of the Shares on the New York Stock Exchange, and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

          (l) To use its best efforts to maintain the inclusion of such Common Stock on the New York Stock Exchange for a period of five years after the effective date of the Registration Statement.

          (m) As soon as practicable, to use its best efforts and to perform all action necessary to qualify as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

          (n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (o) Following the consummation of the offering of the Shares, to use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

          6.   Representations and Warranties of the Company.  Each of the
               ---------------------------------------------
Company and USR Holdings, Inc., a California corporation formerly known as U.S. Rentals, Inc. (the "Predecessor"), represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Each of the Predecessor, the Company and USR Leasing Company, a California corporation (the "Subsidiary"), have been duly incorporated, and each is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties. Each of the Predecessor and the Subsidiary is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Predecessor, the Company and the Subsidiary, taken as a whole.

          (e) As of the date hereof, the Company has no subsidiaries. As of the Closing Date, the sole subsidiary of the Company will be the Subsidiary. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and as of the Closing Date will be owned of record by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (f) Prior to the consummation of the transactions contemplated by the Asset Contribution Agreement dated as of February 21, 1997 between the Predecessor and the Company (the "Asset Contribution Agreement"), no capital stock of the Company is or will be issued and outstanding. All shares of capital stock of the Company that will be outstanding as of the Closing Date will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) Neither the Predecessor, the Company nor the Subsidiary is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Predecessor, the Company or the Subsidiary is a party or by which the Predecessor, the Company or the Subsidiary or their respective property is bound, which violation or default would have a material adverse effect on the Predecessor, the Company and the Subsidiary, taken as a whole.

          (i) The execution, delivery and performance of this Agreement, compliance by the Company and the Predecessor with all the provisions hereof and the consummation of the transactions contemplated hereby and the Offering Related Transactions (as defined in the Prospectus) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Predecessor, the Company or the Subsidiary or, except as to defaults, violations or conflicts which individually or in the aggregate would not be material to the Company and the Subsidiary, taken as a whole, any agreement, indenture or other instrument to which the Predecessor, the Company or the Subsidiary is a party or by which the Predecessor, the Company or the Subsidiary or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Predecessor, the Company, the Subsidiary or their respective property.

          (j) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Predecessor, the Company or the Subsidiary is a party or of which any of their respective property is the subject, which proceedings, individually or in the aggregate, might result in a material adverse change in the business, prospects, financial condition or results of operations of the Predecessor, the Company and the Subsidiary, taken as a whole, and, to the best knowledge of the Predecessor and the Company, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

     (k) Neither the Predecessor, the Company nor the Subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Predecessor, the Company and the Subsidiary, taken as a whole.

          (l) The Predecessor, the Company and the Subsidiary have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their respective businesses, except where the failure to have such permits would not have a material adverse effect on the Predecessor, the Company and the Subsidiary, taken as a whole; the Predecessor, the Company and the Subsidiary have fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, there are no restrictions contained in such permits, compliance with which would have a material adverse effect on the Predecessor, the Company and the Subsidiary, taken as a whole.

          (m) In the ordinary course of its business, the Predecessor conducted a regular review of the effect of Environmental Laws on the business, operations and properties of the Predecessor transferred to the Company pursuant to the Asset Contribution Agreement, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Predecessor and the Company have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operations of the Predecessor, the Company and the Subsidiary, taken as a whole, the Predecessor, the Company and the Subsidiary has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Predecessor, the Company or the Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Predecessor, the Company and the Subsidiary taken as a whole, and the Predecessor, the Company and the Subsidiary enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Predecessor, the Company or the Subsidiary.

          (o) The Predecessor maintains and, as of the Closing Date, the Company will maintain, insurance and self-insurance reserves that taken as a whole are reasonably adequate.

          (p) Price Waterhouse LLP are independent public accountants with respect to the Predecessor and the Company as required by the Act.

          (q) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Predecessor, the Company and the Subsidiary on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Predecessor and the Company; and the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (s) Except as set forth in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (t) In the case of Rule 434(b) term sheets, such term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration Statement at the time of effectiveness or an effective post-effective amendment thereto and such term sheet sets forth all information material to investors with respect to the offering that is not disclosed in the prospectus subject to completion or the confirmation.

          (u) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or the Subsidiary except as otherwise disclosed in the Prospectus.

          (v) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

          (w) There is (i) no significant unfair labor practice complaint pending against the Predecessor, the Company or the Subsidiary or, to the best knowledge of the Predecessor or the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Predecessor, the Company or the Subsidiary or, to the best knowledge of the Predecessor or the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Predecessor, the Company or the Subsidiary or, to the best knowledge of the Predecessor or the Company, threatened against it or the Subsidiary except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Predecessor, the Company and the Subsidiary, taken as a whole.

          (x) The Predecessor, the Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) All material tax returns required to be filed by the Predecessor, the Company and the Subsidiary in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Predecessor, the Company or the Subsidiary have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          (z) The Company has filed a registration statement pursuant to Section 12(b) of the Exchange Act, to register the Common Stock, has filed an application to list the Shares on the New York Stock Exchange, and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

          (aa) The Predecessor, the Company and the Subsidiary possess, or possess the right to use, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and neither the Predecessor, the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, prospects, financial condition or results of operations of the Predecessor, the Company and the Subsidiary, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Predecessor, the Company and the Subsidiary does not, to the Predecessor's and the Company's knowledge, infringe on the rights of any person.

          (ab) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Predecessor and the Company believe to be reliable and accurate in all material respects.

          7.  Indemnification.
              ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel reasonably necessary for the defense of any such action) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof. The statements contained in the Prospectus in the fifth and twelfth paragraphs of the section captioned "Underwriting" constitute the only information heretofore furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or
     alleged untrue statement or omission or alleged omission.   No person
     guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Predecessor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company or the Predecessor, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or the Predecessor from that set forth in the Registration Statement and Prospectus, (iii) the Predecessor, the Company and the Subsidiary shall have no liability or obligation, direct or contingent, which is material to the Company and the Subsidiary, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by William F. Berry and John S. McKinney, in their capacities as President and Chief Executive Officer and Chief Financial Officer, respectively, of the Company and the Predecessor confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

          (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Company, to the effect that:

          (i) The Company, the Predecessor and the Subsidiary have been duly incorporated, and each is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power to own, lease and operate its properties and assets and to carry on its businesses as described in the Registration Statement.

          (ii) The outstanding shares of capital stock of the Subsidiary have been duly authorized by all necessary corporate action on the part of the Subsidiary and are validly issued, fully paid and non-assessable, and are owned of record by the Company.

          (iii) The outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

          (iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon payment for and delivery of the Shares in accordance with this Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable. Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws, any Delaware, New York or California statute or regulation or any agreement filed as an Exhibit to the Registration Statement (the "Filed Agreements").

          (v) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Predecessor, and this Agreement has been duly executed and delivered by the Company and the Predecessor.

          (vi) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

          (vii) The statements in the Prospectus under the captions "Risk Factors--Anti-Takeover Provisions," "Risk Factors--Shares Eligible for Future Sale; Registration Rights," "Offering Related Transactions," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock," and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements summarize the Company's Restated Certificate of Incorporation, the Amended and Restated Bylaws, Registration Rights Agreement, Asset Contribution Agreement, Cancellation of Deferred Compensation Agreements and Indemnification Agreements (each as defined in the Registration Statement) or the provisions of any statute or regulation referred to therein, accurately present in all material respects the information required by Form S-1.

          (viii) The Predecessor's and the Company's execution and delivery of, and performance of their respective obligations under, this Agreement and the Asset Contribution Agreement do not (A) violate the Predecessor's and the Company's charter or bylaws, (B) violate, breach, or result in a default under, any existing obligation of or restriction on the Predecessor or the Company under any Filed Agreement, or (C) breach or otherwise violate any existing obligation of or restriction on the Predecessor or the Company under any order, judgment or decree of any New York, California, Delaware or federal court or governmental authority binding on the Predecessor or the Company that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Predecessor or the Company or to transactions of the type contemplated by this Agreement, except that, such counsel need not express an opinion regarding any federal securities laws or Blue Sky or state securities laws, or the Predecessor's compliance with financial covenants in any Filed Agreement.

          (ix) No order, consent, permit or approval of any New York, California, Delaware or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Predecessor or the Company or the transactions of the type contemplated by this Agreement is required on the part of the Predecessor or the Company for the execution and delivery of, and performance of their respective obligations under, this Agreement or the Asset Contribution Agreement. The execution and delivery by the Predecessor and the Company of, and performance of their respective obligations under, this Agreement and the Asset Contribution Agreement, do not violate any New York, California, Delaware or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Predecessor or the Company or to transactions of the type contemplated by this Agreement except that, such counsel need not express an opinion regarding any federal securities laws or Blue Sky or state securities laws.

          (x) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Predecessor, the Company or the Subsidiary is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document of a character required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement which is not described or filed as required.

          (xi) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xii) The Offering Related Transactions have been duly and validly authorized by all necessary corporate action on the part of each of the Predecessor and the Company, as applicable.

          (xiii) To the best of such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except as described in the Prospectus.

          (xiv) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Act and related rules and regulations in effect at the date of filing, except that such counsel need not express an opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

          (xv) In addition, such opinion shall contain a statement to the effect that in connection with such counsel's participation in the preparation of the Registration Statement and the

     Prospectus, they have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness, except as otherwise specifically stated in clause (vii) above. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent on the opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Such counsel need not express an opinion or belief as to the financial statements or other financial information contained in the Registration Statement or the Prospectus.

          The opinion of O'Melveny & Myers LLP described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

          (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, as to the matters referred to in clauses (iv), (v), (vi), (vii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and (xv) of the foregoing paragraph (d). In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (f) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus substantially in the form and substance of the letter delivered to you by Price Waterhouse LLP on the date of this Agreement.

          (g) The Company shall have delivered to you the agreements specified in Section 2 hereof.

          (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (i) As of the Closing Date, the Offering Related Transactions (as defined in the Prospectus) shall have been consummated (including all transactions contemplated by the Asset Contribution Agreement) and there shall have been no material amendments, alterations, modifications or waivers to the form of any Filed Agreement on or prior to the date hereof or in the exhibits or schedules thereto.

          (j) You shall have received complete sets of all documents, including, without limitation, all opinions, required to be delivered in connection with the Offering Related Transactions.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

          9.   Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Predecessor, the Company and the Subsidiary, taken as a whole, or the earnings, affairs, or business prospects of the Predecessor, the Company and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or the Nasdaq National Market System; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Predecessor, the Company or the Subsidiary; (v) the declaration of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an

Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to U.S. Rentals, Inc., 1581 Cummins Drive, Suite 155, Modesto, California 95358,
Attention: John S. McKinney, and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    U.S. RENTALS, INC., a Delaware corporation


                                    By: ________________________________________
                                    Name:  William F. Berry
                                    Title: President and Chief Executive Officer


                                    USR HOLDINGS, INC., a California corporation


                                    By: ________________________________________
                                    Name:  Richard D. Colburn
                                    Title: Chairman of the Board



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
SALOMON BROTHERS INC
Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
Acting severally on behalf of themselves and the several International Managers named in Schedule II hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By: ______________________________________
Name:  Randall L. Bort
Title: Vice President

                                   SCHEDULE I


                                                        Number of Firm Shares
     U.S. Underwriters                                    to be Purchased
     -----------------                                 -----------------------
Donaldson, Lufkin & Jenrette
 Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc

                                                               ---------
                    Total                                      8,000,000


                                  SCHEDULE II



                                              Number of Firm Shares
     International Managers                      to be Purchased
     ----------------------                  -----------------------
Donaldson, Lufkin & Jenrette
 Securities Corporation
Merrill Lynch International
Salomon Brothers International Limited

                                                    ---------
                    Total                           2,000,000

                                    ANNEX I
                          REQUIRED LOCK-UP AGREEMENTS



Richard D. Colburn
USR Holdings, Inc. (a California corporation f/k/a U.S. Rentals, Inc.)